Exhibit 99.1


FINANCIAL GUARANTY INSURANCE COMPANY
=============================================================================


Audited Financial Statements


December 31, 2001




         Report of Independent Auditors............................1
         Balance Sheets............................................2
         Statements of Income......................................3
         Statements of Stockholder's Equity........................4
         Statements of Cash Flows..................................5
         Notes to Financial Statements.............................6

Financial Guaranty Insurance Company                           Balance Sheets
-----------------------------------------------------------------------------

($ in Thousands, except per share amounts)

                                                                                 December 31,                 December 31,
Assets                                                                              2001                          2000
                                                                                 ------------                 ------------
Fixed maturity securities, at fair value
 (amortized cost of $2,339,319 in 2001 and $2,391,948 in 2000)                    $ 2,317,022                  $2,425,812
Preferred stock, at fair value (cost of $30,598 in 2001 and $25,446 in 2000)           29,888                      25,405
Short-term investments, at cost, which approximates fair value                        255,271                     123,932
Cash                                                                                      281                         991
Accrued investment income                                                              34,262                      37,055
Reinsurance recoverable                                                                 9,640                       8,956
Prepaid reinsurance premiums                                                          130,298                     132,271
Deferred policy acquisition costs                                                      71,700                      68,430
Property and equipment, net of accumulated depreciation
   ($8,213 in 2001 and $8,015 in 2000)                                                    428                         626
Prepaid expenses and other assets                                                       9,383                      12,539

                                                                                 ------------                 ------------
        Total assets                                                              $ 2,858,173                  $2,836,017
                                                                                 ============                 ============

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                                $    612,791                   $   581,385
Loss and loss adjustment expenses                                                      48,855                        46,707
Ceded reinsurance balances payable                                                      1,928                           600
Accounts payable and accrued expenses                                                  18,037                        15,351
Current Federal income taxes payable                                                   87,729                        77,092
Deferred Federal income taxes                                                          67,288                        85,220
Payable for securities purchased                                                       14,667                             -
                                                                               --------------                  ------------

        Total liabilities                                                             851,295                       806,355
                                                                                -------------                  ------------

Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                                       15,000                        15,000
Additional paid-in capital                                                            383,511                       383,511
Accumulated other comprehensive income (loss), net of tax                             (14,932)                       23,120
Retained earnings                                                                   1,623,299                     1,608,031
                                                                                 ------------                   -----------

        Total stockholder's equity                                                  2,006,878                     2,029,662
                                                                                 ------------                   -----------

        Total liabilities and stockholder's equity                                $ 2,858,173                    $2,836,017
                                                                                  ===========                    ==========


                See accompanying notes to financial statements.

Financial Guaranty Insurance Company                     Statements of Income
-----------------------------------------------------------------------------

($ in Thousands)

                                                                       For the Year Ended December 31,
                                                               -------------------------------------------------------
                                                                  2001                    2000                    1999
                                                                  ----                    ----                    ----
Revenues:

Gross premiums written                                           $154,627                 $102,323              $112,029
Ceded premiums written                                            (18,765)                 (18,182)              (14,988)
                                                               ----------                ---------             ---------

     Net premiums written                                         135,862                   84,141                97,041
(Increase)/decrease in net unearned premiums                      (33,380)                  (4,058)               16,759
                                                               ----------               ----------             ---------

     Net premiums earned                                          102,482                   80,083               113,800
Net investment income                                             124,992                  135,624               134,994
Net realized gains                                                 77,043                   21,929                32,878
                                                               ----------                ---------             ---------

     Total revenues                                               304,517                  237,636               281,672
                                                                ---------                 --------              --------


Expenses:

Loss and loss adjustment expenses                                   1,752                    3,550               (11,185)
Underwriting expenses                                              25,201                   24,074                25,665
Policy acquisition costs deferred                                 (11,742)                  (8,096)               (7,198)
Amortization of deferred policy acquisition costs                   8,472                   11,396                16,392
                                                              -----------                ---------             ---------

     Total expenses                                                23,683                   30,924                23,674
                                                               -----------               ---------             ---------

Income before provision for Federal income taxes                  280,834                  206,712               257,998
                                                                ---------                ---------              --------

Federal income tax expense:
     Current                                                       63,011                   34,687                53,849
     Deferred                                                       2,555                    1,285                (1,857)
                                                              ------------             -----------            -----------

     Total Federal income tax expense                              65,566                   35,972                51,992
                                                               ----------               ----------             ---------


     Net income                                                  $215,268                 $170,740              $206,006
                                                                 ========                 ========              ========


                See accompanying notes to financial statements.

Financial Guaranty Insurance Company        Statements of Stockholder's Equity
------------------------------------------------------------------------------

                                                                                              Additional       Accumulated Other
                                                                               Common          Paid-In        Comprehensive Income
                                                                                Stock          Capital         (Loss), Net of Tax
                                                                              --------        ----------      ---------------------
Balance, December 31, 1998                                                     $15,000         $383,511              $91,922
Net income                                                                           -                -                    -
Other comprehensive income/(loss):
    Change in fixed maturity securities
    available-for-sale, net of tax benefit of $75,524                                -                -             (140,259)
    Change in foreign currency translation adjustment, net of
    tax of $888                                                                      -                -                1,650
Total comprehensive income                                                           -                -                    -
Dividend declared                                                                    -                -                    -
                                                                              --------           ---------           ---------
Balance at December 31, 1999                                                    15,000             383,511           (46,687)
                                                                              --------           ---------           ---------
Net income                                                                           -                   -                 -
Other comprehensive income:
    Change in fixed maturity securities                                                                               68,946
    available-for-sale, net of tax of $37,126                                        -                   -
    Change in foreign currency translation adjustment, net of tax of $464            -                   -               861

Total comprehensive income                                                           -                   -                 -

Dividend declared                                                                    -                   -                 -
                                                                              --------           ---------           ---------
Balance at December 31, 2000                                                    15,000             383,511            23,120
                                                                              --------           ---------           ---------
Net income                                                                           -                   -                 -
Other comprehensive income:
    Change in fixed maturity securities                                              -                   -
    available-for-sale, net of tax benefit of $19,890                                                    -           (36,940)
    Change in foreign currency translation adjustment, net of tax                    -                   -            (1,112)
    benefit of $599
Total comprehensive income                                                           -                   -
Dividend declared                                                                    -                   -                 -
                                                                              --------           ---------           ---------
Balance at December 31, 2001                                                   $15,000            $383,511           ($14,932)
                                                                              ========           =========           =========
                                                                               Retained
                                                                                Earnings             Total
                                                                               -----------       -------------
Balance, December 31, 1998                                                     $1,581,285          $2,071,718
Net income                                                                        206,006             206,006
Other comprehensive income/(loss):
    Change in fixed maturity securities
    available-for-sale, net of tax benefit of $75,524                                   -            (140,259)
    Change in foreign currency translation adjustment, net of
    tax of $888                                                                         -               1,650
Total comprehensive income                                                              -              67,397
Dividend declared                                                                (100,000)           (100,000)
                                                                               ------------       ------------
Balance at December 31, 1999                                                    1,687,291           2,039,115
                                                                               ------------       ------------
Net income                                                                        170,740             170,740
Other comprehensive income:
    Change in fixed maturity securities                                                 -              68,946
    available-for-sale, net of tax of $37,126
    Change in foreign currency translation adjustment, net of tax of $464                                 861
                                                                                                   -----------
Total comprehensive income                                                              -             240,547
                                                                                                   -----------
Dividend declared                                                                (250,000)           (250,000)
                                                                               ------------        -----------
Balance at December 31, 2000                                                    1,608,031           2,029,662
                                                                               ------------        -----------
Net income                                                                        215,268             215,268
Other comprehensive income:
    Change in fixed maturity securities
    available-for-sale, net of tax benefit of $19,890                                                 (36,940)
    Change in foreign currency translation adjustment, net of tax                                      (1,112)
    benefit of $599
Total comprehensive income                                                                            177,216
Dividend declared                                                                (200,000)           (200,000)
                                                                               ------------        -----------
Balance at December 31, 2001                                                   $1,623,299          $2,006,878
                                                                               ============        ===========


                See accompanying notes to financial statements.

Financial Guaranty Insurance Company                  Statements of Cash Flows
------------------------------------------------------------------------------

($ in Thousands)

                                                                                For the Year Ended December 31,
                                                                              2001               2000            1999
                                                                              ----               ----            ----
Operating Activities:

Net income                                                                 $ 215,268           $170,740        $206,006
  Adjustments to reconcile net income
     to net cash provided by operating activities:
  Amortization of deferred policy acquisition costs                            8,472             11,396          16,392
  Policy acquisition costs deferred                                          (11,742)            (8,096)         (7,198)
  Net realized gains on investments                                          (77,043)           (21,929)        (32,878)
  Change in unearned premiums                                                 31,406              2,455         (31,252)
  Change in loss and loss adjustment expenses                                  2,148              1,506         (14,648)
  Depreciation of property and equipment                                         198                341             835
  Change in reinsurance recoverable                                             (684)              (838)             (3)
  Change in prepaid reinsurance premiums                                       1,973              1,603          14,492
  Change in accrued investment income, and prepaid
     expenses and other assets                                                 5,949              5,755          (4,264)
  Change in ceded reinsurance balances payable, and accounts
     payable and accrued expenses                                              4,014             (2,624)         (6,318)
  Deferred Federal income taxes                                                2,555              1,285          (1,857)
  Amortization of fixed maturity securities                                    5,320              4,494           4,674
  Change in current Federal income taxes payable                              10,637             14,911          (7,361)
                                                                          ----------         ----------       ---------

Net cash provided by operating activities                                    198,471            180,999         136,620
                                                                          ----------         ----------       ---------

Investing Activities:

Sales and maturities of fixed maturity securities                          2,106,761            988,931         887,520
Purchases of fixed maturity securities                                    (1,989,270)          (910,707)       (814,153)
Purchases, sales and maturities of short-term investments, net              (131,339)            (9,156)       (84,381)
Payable for securities purchased                                              14,667                  -              -
                                                                          ----------          ----------       ---------

Net cash provided by (used in) investing activities                              819             69,068         (11,014)
                                                                          ----------          ----------       ---------


Financing Activities:

Dividends paid                                                              (200,000)          (250,000)       (125,000)
                                                                          ----------          ----------       ---------
Net cash used in financing activities                                       (200,000)          (250,000)       (125,000)
                                                                          ----------          ----------       ---------

(Decrease) increase in cash                                                     (710)                67             606
Cash at beginning of year                                                        991                924             318
                                                                          -----------         ----------       ---------

Cash at end of year                                                       $      281          $     991        $    924
                                                                          ===========         ============     =========


                See accompanying notes to financial statements.

Financial Guaranty Insurance Company             Notes to Financial Statements
------------------------------------------------------------------------------

(1)      Business
         --------

         Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent was owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") until late 2001 when it became a wholly-owned subsidiary. The Company provides financial guarantee insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

         The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      Significant Accounting Policies
         -------------------------------

         The accompanying financial statements have been prepared on the basis of GAAP which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note
         3). Significant accounting policies are as follows:

         Investments

         Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of accumulated other comprehensive income, net of applicable income taxes. Short-term investments are carried at cost, which approximates fair value.

         Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

-------------------------------------------------------------------------------


         Premium Revenue Recognition

         Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Ceded premiums are earned in the same manner. Financial guarantee insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

         Policy Acquisition Costs

         Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

         Loss and Loss Adjustment Expenses

         Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $48.9 and $46.7 million at December 31, 2001 and 2000, respectively. As of December 31, 2001 and 2000, such reserves included $36.2 million of reserves, established based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 2001 and 2000, discounted case-basis loss and loss adjustment expense reserves were $12.7 million and $10.5 million, respectively. Loss and loss adjustment expenses include amounts discounted at an approximate interest rate of 5.7% in 2001 and 5.3% in 2000. The amount of the discount at December 31, 2001 and 2000 was $5.9 million and $6.1 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale; premium revenue recognition; deferred acquisition costs; discount on loss and loss adjustment reserves and portfolio loss reserves; AMT credit carry forwards; profit commission; and the rate differential on tax and loss bonds. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

-------------------------------------------------------------------------------

         Financial guarantee insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

         Property and Equipment

         Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

         Foreign Currency Translation

         The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are their local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 2001 and 2000 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss gain at December 31, 2001 and 2000 was ($47,000) and $1,159,000, respectively, net of tax,
         (expense) benefit of $25,000 and ($624,000), respectively, and is reported as a separate component or accumulated other comprehensive income in the statement of stockholder's equity.

         New Accounting Pronouncements

         The Financial Accounting Standards Board ("FASB") issued and then subsequently amended Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for Financial Guaranty Insurance Company on January 1, 2001. Upon adoption of SFAS No. 133, all derivative instruments (including certain derivative instruments embedded in other contracts) are to be recognized in the balance sheet at their fair values; changes in such fair values must be recognized immediately in earnings unless specific hedging criteria are met. Management has determined that at January 1, 2001, there was no effect on the Company's financial statements related to the adoption of SFAS 133.

-------------------------------------------------------------------------------

(3)      Statutory Accounting Practices
         ------------------------------

         The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The National Association of Insurance Commissioners ("NAIC") has approved the codification project ("Codification") effective January 1, 2001 and the State of New York - the Company's state of domicile - has adopted certain but not all provisions of Codification.

         The Company has assessed the impact of Codification as adopted by its state of domicile (New York) on its statutory financial statements and it had no material effect on statutory capital & surplus. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

                  (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time;
                  (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;
                  (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
                  (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
                  (e) Federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
                  (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as Federal income tax payments;
                  (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP;
                  (h)    profit commissions are recognized as received while
                         under GAAP management's best estimate of the
                         Company's ultimate recoverable is accrued; and
                  (i) case reserves are discounted at the average investment portfolio yield for statutory purposes and at the risk free rate under GAAP.

-------------------------------------------------------------------------------
The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below (in thousands):


                                                                                      Years Ended December 31,
                                                    --------------------------------------------------------------------------------
                                                                2001                                            2000
                                                    ----------------------------------          -----------------------------------
                                                         Net            Stockholder's                Net               Stockholder's
                                                    Stockholder's
                                                        Income             Equity                  Income                Equity
                                                    --------------      --------------           -----------          -------------

GAAP basis amount                                      $215,268            $2,006,878             $170,740            $2,029,662

Premium revenue recognition                              (6,443)             (211,417)             (10,415)             (204,974)

Deferral of acquisition costs                            (3,270)              (71,700)               3,300               (68,430)

Contingency reserve                                           -              (937,680)                   -              (823,570)

Contingency reserve tax deduction (see Note 2)                -                95,008                    -                74,059

Non-admitted assets                                                              (439)                   -                  (592)

Case basis loss reserves                                   (397)                 (595)               1,023                  (198)

Portfolio loss reserves                                       -                28,700                2,800                28,700

Deferral of income taxes                                  2,555                75,220                1,285                73,195

Unrealized (gains) losses on fixed maturity
securities net of tax                                         -                14,885                    -               (21,985)

Recognition of profit commission                           (820)               (8,220)                (256)               (7,399)

Unauthorized reinsurance                                      -                   (16)                   -                   (87)

Allocation of tax benefits due to
Parent's net operating loss to the
Company                                                       -                11,385                  292                11,385
                                                       --------            ----------             --------            ----------

Statutory basis amount                                 $206,893            $1,002,009             $168,769            $1,089,766
                                                       ========            ==========             ========            ==========

                                                         Years Ended December 31,
                                                    ----------------------------------
                                                                1999
                                                    ----------------------------------
                                                         Net
                                                        Income                Equity
                                                    --------------         ----------

GAAP basis amount                                     $206,006             $2,039,115

Premium revenue recognition                                596               (194,559)

Deferral of acquisition costs                            9,194                (71,730)

Contingency reserve                                          -               (721,427)

Contingency reserve tax deduction (see Note 2)               -                 74,059

Non-admitted assets                                          -                   (806)

Case basis loss reserves                                (1,294)                (1,221)

Portfolio loss reserves                                 (7,000)                25,900

Deferral of income taxes                                (1,857)                71,551

Unrealized (gains) losses on fixed maturity
securities net of tax                                        -                 46,962

Recognition of profit commission                        (1,092)                (7,143)

Unauthorized reinsurance                                     -                    (87)

Allocation of tax benefits due to
Parent's net operating loss to the
Company                                                    (76)                11,093
                                                       --------              ----------

Statutory basis amount                                $204,477             $1,271,707
                                                      ========             ==========

-------------------------------------------------------------------------------

4)       Investments
         -----------

         Investments in fixed maturity securities carried at fair value of $3.5 million and $3.6 million as of December 31, 2001 and 2000, respectively, were on deposit with various regulatory authorities as required by law.

         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities and preferred stock classified as available-for-sale are as follows (in thousands) as of December 31:

                                                                               Gross                 Gross
                                                                             Unrealized            Unrealized
                                                          Amortized             Holding               Holding            Fair
         2001                                               Cost                 Gains                 Losses            Value
         ----                                             ----------         ----------            -----------        ----------
         Obligations of states and political
           subdivisions                                   $2,239,824           $  8,880               $31,675         $2,217,029
         U.S. Treasury securities and
           obligations of U.S. government
           corporations and agencies                           3,404                373                     -              3,777
         Debt securities issued by foreign
           governments                                        49,702                429                     -             50,131
         Preferred stock                                      30,598                 -                    710             29,888
         Other                                                46,389                 19                   323             46,085
                                                       -------------        -----------            ----------          -----------
         Investments available-for-sale                    2,369,917              9,701                32,708          2,346,910
         Short-term investments                              255,271                  -                     -            255,271
                                                        ------------        ------------        -------------          -----------
         Total                                            $2,625,188           $  9,701               $32,708          $2,602,181
                                                          ==========           ========               =======          ==========


                                                                               Gross                 Gross
                                                                             Unrealized            Unrealized
                                                          Amortized             Holding               Holding            Fair
         2000                                               Cost                 Gains                 Losses            Value
         ----                                             ----------         ----------            -----------        ----------
         Obligations of states and political
           subdivisions                                   $2,292,794           $42,841               $10,282          $2,325,353
         U.S. Treasury securities and
           obligations of U.S. government
           corporations and agencies                          34,316               504                   159              34,661
         Debt securities issued by foreign
           governments                                        44,146             1,109                   118              45,137
         Preferred stock                                      25,446                 -                    41              25,405
         Other                                                20,692                 -                    31              20,661
                                                       -------------      ------------           -----------           ------------
         Investments available-for-sale                    2,417,394            44,454                10,631           2,451,217
         Short-term investments                              123,932                 -                     -             123,932
                                                        ------------      ------------         -------------           ------------
         Total                                            $2,541,326           $44,454               $10,631          $2,575,149
                                                          ==========           =======               =======           ============

-------------------------------------------------------------------------------


         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 2001, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                   Amortized                          Fair
                                                                      Cost                           Value
                                                                 ------------                    ------------

               Due in one year or less                           $    255,306                    $    255,306
               Due after one year through five years                  226,851                         227,411
               Due after five years through ten years                 454,540                         452,215
               Due after ten years through twenty years             1,525,821                       1,509,056
               Due after twenty years                                 162,670                         158,193
                                                                 ------------                     -----------
                                                    Total        $ 2,625,188                      $ 2,602,181
                                                                 ===========                      ===========


         In 2001, 2000 and 1999, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $2,106.7 million, $988.9 million, and $887.5 million, respectively. For 2001, 2000 and 1999 gross gains of $78.4 million, $22.7 million, and $35.1 million respectively, and gross losses of $1.4 million, $0.8 million, and $2.2 million respectively, were realized on such sales.

-------------------------------------------------------------------------------


         Net investment income of the Company is derived from the following sources (in thousands):


                                                                               Year Ended December 31,
                                                                      ----------------------------------------
                                                                        2001             2000            1999
                                                                      -------          --------        --------

         Income from fixed maturity securities                        $120,162         $120,926        $130,402
         Income from short-term investments                              5,838           15,734           5,564
                                                                      --------         --------        --------


         Total investment income                                       126,000         136,660         135,966
         Investment expenses                                            (1,008)         (1,036)           (972)
                                                                      --------         --------        --------

         Net investment income                                         $124,992        $135,624        $134,994
                                                                       ========        ========        ========

         As of December 31, 2001, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following exposures by state:

                                                                                          Fair Value
                                                                                          ----------
                                New York                                                   $ 292,845
                                Texas                                                        239,936
                                Illinois                                                     191,374
                                Michigan                                                      97,163
                                Massachussetts                                                91,818
                                California                                                    84,279
                                Colorado                                                      82,784
                                Florida                                                       79,739
                                Washington                                                    75,612
                                Ohio                                                          72,229
                                                                                          ----------
                                                                                           1,307,779
                                All other                                                  1,039,131
                                                                                           ---------
                                                                                          $2,346,910
                                                                                          ==========

 (5)     Income Taxes

         The Company files its Federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under the tax sharing agreement with GE Capital, tax is allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent.

         The Company's effective Federal corporate tax rate (23.3 percent in 2001, 17.4 percent in 2000, and 20.2 percent in 1999) is less than the corporate tax rate on ordinary income of 35 percent in 2001, 2000 and 1999, primarily due to tax exempt interest on municipal investments.

-------------------------------------------------------------------------------


         The following is a reconciliation of Federal income taxes computed at the statutory rate and the provision for Federal income taxes (in thousands):

                                                                           Year Ended December 31,
                                                            -------------------------------------------------
                                                               2001                 2000              1999
                                                             ---------          ----------         ----------
         Income taxes computed on income
           before provision for Federal
           income taxes, at the statutory rate                $98,292             $72,349            $90,299

         Tax effect of:
           Tax-exempt interest                                (32,730)            (32,428)           (34,914)
           Other, net                                               4              (3,949)            (3,393)
                                                              --------            -------            -------

         Provision for income taxes                           $65,566             $35,972            $51,992
                                                              ========            =======            =======

         The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2001 and 2000 are presented below (in thousands):

                                                                                  2001                      2000
                                                                                  ----                      ----
        Deferred tax assets:
             Unrealized losses on fixed maturity
             securities, available-for-sale                                       $8,015                     $ -
             Loss and loss adjustment expense reserves                             9,976                   9,618
             AMT credit carry forward                                              3,456                   3,456
             Other                                                                   903                   2,020

                                                                                  ------                  -------
        Total gross deferred tax assets                                           22,350                  15,094
                                                                                  ------                  -------

        Deferred tax liabilities:
             Unrealized gains on fixed maturity
             securities, available-for-sale                                            -                    11,838
             Deferred acquisition costs                                           25,095                    23,951
             Premium revenue recognition                                          49,709                    48,848
             Rate differential on tax and loss bonds                               9,454                     9,454
             Profit commission                                                     2,877                     2,590
             Other                                                                 2,503                     3,633
                                                                                  ------                  -------

        Total gross deferred tax liabilities                                      89,638                   100,314
                                                                                  ------                  -------

        Net deferred tax liability                                               $67,288                   $85,220
                                                                                 =======                   =======

         Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2001 and 2000. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

         Total Federal income tax payments during 2001, 2000 and 1999 were $38.3 million, $22.6 million, and $60.4 million, respectively.

-------------------------------------------------------------------------------

(6)      Reinsurance
         -----------

         The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $67.3 million that can be drawn on in the event of default.

         Net premiums earned are presented net of ceded earned premiums of $20.6 million, $19.8 million and $29.5 million for the years ended December 31, 2001, 2000 and 1999, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.7 million, $1.9 million and $0.2 million for the years ended December 31, 2001, 2000 and 1999, respectively. At December 31, 2001 and 2000 ceded case reserves were $2.1 million and $1.4 million, respectively. Ceded portfolio reserves were $7.5 million at December 31, 2001 and 2000.

         In accordance with amendments to existing reinsurance agreements, the Company received additional ceding commission income of $3.3 million and $6.2 million in 2000 and 1999, respectively, from the reinsurers. In addition, the Company bought back $4.8 million and $14.4 million of ceded premium from the reinsurer and subsequently ceded the risk to a different reinsurer in 2001 and 1999, respectively.

(7)      Loss and Loss Adjustment Expenses
         ---------------------------------
         Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                                                                     Year Ended December 31,
                                                                           ----------------------------------------------------
                                                                               2001               2000               1999
                                                                           --------------     --------------     --------------

          Balance at January 1                                                 $46,707            $45,201            $59,849
             Less reinsurance recoverable                                       (8,956)            (8,118)            (8,115)
                                                                              --------           --------          ---------
          Net balance at January 1                                              37,751             37,083             51,734
                                                                              --------           --------           --------

          Incurred related to:
             Current year                                                            -                119              2,407
             Prior years                                                         1,752                631             (6,592)
             Portfolio reserves                                                      -              2,800             (7,000)
                                                                              --------           --------           --------

          Total incurred                                                         1,752              3,550            (11,185)
                                                                              --------           --------           --------

             Paid related to:
             Current year                                                            -                 (6)                 -
             Prior years                                                          (288)            (2,876)            (3,466)
                                                                              --------           --------           --------

          Total paid                                                              (288)            (2,882)            (3,466)
                                                                              --------           --------           --------

          Net balance at December 31                                            39,215             37,751             37,083
             Plus reinsurance recoverable                                        9,640              8,956              8,118
                                                                              --------           --------           --------
          Balance at December 31                                               $48,855            $46,707            $45,201
                                                                              ========           ========            =======

-------------------------------------------------------------------------------

         The changes in incurred portfolio and case reserves principally relates to losses incurred in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Due to improvements on specific credits, items were removed from the credit watchlist causing a reduction in the portfolio loss reserves.

(8)      Related Party Transactions
         --------------------------

         The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $1.2 million, $1.3 million and $2.6 million in expenses were incurred in 2001, 2000 and 1999 respectively, related to such transactions.

         The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.1 million in 2001, $0.3 million in 2000, and $0.4 million in 1999. As of December 31, 2001, par outstanding on these deals before reinsurance was $30.1 million.

         The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 2001, 2000 and 1999.

(9)      Compensation Plans
         ------------------

         Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $2.7 million, $2.5 million and $2.6 million in 2001, 2000 and 1999, respectively.

(10)     Dividends
         ---------

         Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $72.5 million in 2001 and 2000, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the State of New York Insurance Department. At December 31, 2001 no dividends are payable without prior approval of the State of New York Insurance Department.

         During 2001 and 2000, the Company declared dividends of $200.0 million and $250.0 million, respectively. The $200 million in dividends declared in 2001 were approved by the State of New York Insurance Department as an extraordinary dividend. Of the $250 million in dividends declared in 2000, $200 million was approved by the State of New York Insurance Department as an extraordinary dividend.

-------------------------------------------------------------------------------

(11)     Financial Instruments
         ---------------------

         Fair Value of Financial Instruments

         The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

         Fixed Maturity Securities and Preferred Stock: Fair values for fixed maturity securities and preferred stock are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities and preferred stock are included in the balance sheets and in Note 4.

         Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

         Cash, Accrued Investment Income, Prepaid Expenses and Other Assets, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.

         The estimated fair values of the Company's financial instruments at December 31, 2001 and 2000 are as follows (in thousands):

                                                                      2001                          2000
                                                              ---------------------        ------------------------
                                                              Carrying       Fair           Carrying          Fair
                                                               Amount        Value           Amount           Value
                                                              --------      -------        ---------        -------
         Financial Assets

            Cash
               On hand and in demand accounts                $      281    $      281      $      991     $      991

            Short-term investments                           $  255,271    $  255,271      $  123,932     $  123,932

            Fixed maturity securities                        $2,317,022    $2,317,022      $2,425,812     $2,425,812

           Preferred stock                                   $   29,888    $   29,888      $   25,405     $   25,405


         Financial Guarantees: The carrying value of the Company's financial guarantees is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guarantees are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows (5% discount rate at December 31, 2001 and 2000) considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guarantees range between $449.6 million and $494.7 million compared to a carrying value of $450.0 million as of December 31, 2001 and between $335.3 million and $364.1 million compared to a carrying value of $418.4 million as of December 31, 1999.

         As of  December  31, 2001 and 2000,  the net present  value of future
         premiums  was  $105.7  million  and  $80.7   million,   respectively,
         discounted at 5% at December 31, 2001 and 2000.

-------------------------------------------------------------------------------

         Concentrations of Credit Risk

         The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

         In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

         As of December 31, 2001, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $173.8 billion, net of reinsurance of $40.1 billion. The Company's insured portfolio as of December 31, 2000 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

         As of December 31, 2001, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                     Net
                                                                  Principal
                                                                Outstanding
                                                                ------------
         Municipal:
           General obligation                                     $  79,518
           Special revenue                                           75,163
           Industrial revenue                                           233
           Non-municipal                                             18,920
                                                                  ---------
         Total                                                     $173,834
                                                                  =========

         As of December 31, 2001, the composition of principal exposure ceded to reinsurers was as follows (in millions):
                                                                   Ceded
                                                                  Principal
                                                                 Outstanding
                                                                 -----------
        Reinsurer:
           Ace Guarantee Re, Inc.                                   $12,957
           Enhance Reins Co.                                          8,551
           Axa Re Finance                                             5,290
           American Rein Co.                                          4,539
           Other                                                      8,772
                                                                    -------
             Total                                                  $40,109
                                                                    =======

         The Company did not have recoverables in excess of 3% of equity from any single reinsurer.

         The Company's gross and net exposure outstanding, which includes principal and interest, was $371.8 billion and $297.5 billion, respectively, as of December 31, 2001.

-------------------------------------------------------------------------------

         The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 2001 by state, net of reinsurance, was as follows (in millions):
                                                                     Net
                                                                  Principal
                                                                 Outstanding
                                                                 -----------

         California                                                $18,651
         New York                                                   16,279
         Pensylvania                                                14,413
         Florida                                                    14,247
         Illinois                                                   12,205
         Texas                                                       8,885
         Michigan                                                    6,991
         New Jersey                                                  6,261
         Ohio                                                        4,632
         Washington                                                  4,489
                                                                  ----------

         Sub-total                                                 107,053
         Other states                                               66,500
         International                                                 281
                                                                  ----------

         Total                                                    $173,834
                                                                  ==========


(12)     Commitments
         -----------

         Total rent expense was $2.2 million, $2.4 million and $2.6 million in 2001, 2000 and 1999, respectively. The minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

        Year                                                  Amount
        ----                                                  ------
        2002                                                 $ 3,644
        2003                                                   3,644
        2004                                                   3,644
        2005                                                   3,644
        2006                                                   3,644
                                                              ------

        Total minimum future rental payments                 $18,220
                                                             =======

-------------------------------------------------------------------------------


(13)     Comprehensive Income
         --------------------

         Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

         The following are the reclassification adjustments (in thousands) for the years ended December 31, 2001, 2000 and 1999:

                                                                                           2001
                                                                    ------------------------------------------------------
                                                                    Before Tax                 Tax              Net of Tax
                                                                      Amount                 Expense              Amount
                                                                    ----------             -----------          -----------
             Unrealized holding gains arising
                during the period                                     $ 20,213              $ (7,075)             $ 13,138
             Less: reclassification adjustment for
                gains realized in net income                           (77,043)               26,965               (50,078)
                                                                    ----------             -----------          -----------
             Unrealized losses on investments                         $(56,830)              $19,890              $(36,940)
                                                                    ==========             ===========          ===========


                                                                                           2000
                                                                    ------------------------------------------------------
                                                                    Before Tax                 Tax              Net of Tax
                                                                      Amount                 Expense              Amount
                                                                    ----------             -----------          -----------
              Unrealized holding gains arising
                 during the period                                   $ 128,001             $ (44,801)             $ 83,200
              Less: reclassification adjustment for
                 gains realized in net income                          (21,929)                7,675               (14,254)
                                                                    ----------            ----------              --------
              Unrealized gains on investments                         $106,072              $(37,126)              $68,946
                                                                    ==========            ===========             ========



                                                                                           1999
                                                                    ------------------------------------------------------
                                                                    Before Tax                 Tax              Net of Tax
                                                                      Amount                 Expense              Amount
                                                                    ----------             -----------          -----------

              Unrealized holding losses arising
                 during the period                                   $(182,905)              $64,017             $(118,888)
              Less: reclassification adjustment for
                 gains realized in net income                          (32,878)               11,507               (21,371)
                                                                   -----------              --------           -----------
              Unrealized losses on investments                       $(215,783)              $75,524             $(140,259)
                                                                    ==========            ===========             ========